Exhibit 10.1

Execution Version

AMENDMENT NO. 4

TO

ASSET PURCHASE AGREEMENT

December 20, 2016

This Amendment No. 4 (this “Fourth Amendment”) to that certain Asset Purchase Agreement (as amended, the “Purchase Agreement”), dated as of October 18, 2016, by and among Cosi, Inc., a Delaware corporation, Hearthstone Partners, LLC, a Massachusetts limited liability company, Hearthstone Associates, LLC, a Massachusetts limited liability company, Xando Cosi Maryland, Inc., a Maryland corporation, and Cosi Sandwich Bar, Inc., a Delaware corporation (each a “Seller” and collectively, the “Sellers”), and LIMAB LLC, a Delaware limited liability company (the “Purchaser”).  Capitalized terms used and not defined herein shall have the meanings specified in the Purchase Agreement.

RECITALS

WHEREAS, Section 10.08 of the Purchase Agreement provides that the Purchase Agreement may be amended, modified or supplemented by written agreement of the Purchaser and the Sellers (the “Parties”);

WHEREAS, on October 28, 2016, the Parties entered into that certain Amendment No. 1 to Asset Purchase Agreement, which extended certain dates in the Purchase Agreement to reflect extensions of time contemplated in the Bidding Procedures approved by the Bankruptcy Court on October 20, 2016; and

WHEREAS, on November 17, 2016, the Parties entered into that certain Amendment No. 2 to Asset Purchase Agreement, which amended Section 8.01(c) of the Purchase Agreement to extend the diligence termination date to November 22, 2016;

WHEREAS, on November 22, 2016, the Parties entered into that certain Amendment No. 3 to Asset Purchase Agreement, which added a new Article IX.A that addresses certain franchise matters, which provisions are included in Section hereof, as modified in accordance with this Fourth Amendment; and

WHEREAS, the Parties desire to further amend the Purchase Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties do hereby agree to amend the Purchase Agreement as follows:

1.          Section 1.01 of the Purchase Agreement is amended to add the following new defined terms:

““Al Tayer” has the meaning set forth in Section 9.01A.”

““Cash Payment” has the meaning set forth in Section 2.05(b).”

““Chapter 11 Notice” has the meaning set forth in Section 5.18(a).”

““Dubai Franchise Agreement” has the meaning set forth in Section 9.01A.”

““Dubai Franchise Reserve” has the meaning set forth in Section 9.01A(a).”

““Fast Casual” has the meaning set forth in Section 9.01A.”

““FC Franchise Agreement” has the meaning set forth in Section 9.01A.”

““FC Franchise Reserve” has the meaning set forth in Section 9.01A(b).”

““FC Costs” has the meaning set forth in Section 9.01A(c).”

““Fourth Amendment” means that certain Amendment No. 4 to Asset Purchase Agreement, dated as of December 20, 2016.”

““Operating Agreement” means that certain Interim Operating Agreement, dated as of December 20, 2016, by and among Purchaser and the Sellers, and approved by the Bankruptcy Court.”

““Plan” has the meaning set forth in Section 5.18(a).”

““Transfer Date” means the effective date of the Operating Agreement.”

2.          Section 1.01 of the Purchase Agreement is amended to delete the following defined terms:

“Alternate Purchaser”

“Alternate Transaction”

“Auction”

“Break-Up Protection”

“Closing Working Capital”

“Sale Hearing”

3.          The definition of “Bidding Procedures Order” is amended to delete “and Break-Up Protection”.

4.          The definition of “Termination Date”, as amended, is amended to replace “December 14, 2016” with “June 30, 2017.”

5.          Section 2.05(a)(iv) of the Purchase Agreement is revised to replace “$4,400,000” with “$4,650,000”.

6.          Section 2.05(b) of the Purchase Agreement is restated in its entirety as follows:

“(b)      On or before the Transfer Date, Purchaser shall pay, via wire transfer of immediately available funds to the accounts set forth on Schedule 1 to the Operating Agreement, an amount equal to $4,550,000  (the “Cash Payment”).  The Cash Payment shall be held by the Sellers in segregated accounts (including a separate account to be available exclusively for cure costs) as security for Purchaser’s obligations hereunder and shall not be subject to any claims, liens or interests whatsoever.  The Cash Payment, unless otherwise agreed to by the parties, shall be used solely to satisfy the obligation of Purchaser to pay the cash component of the Purchase Price pursuant to this Section 2.05 and Section 2.10(b), as adjusted pursuant to Section 2.05(a) and Article IX.A or, if Purchaser delivers the Chapter 11 Notice, in connection with Purchaser’s payment obligations under the Plan, and shall only be disbursed to the full control of the Sellers upon the earlier of (i) the Closing, (ii) the effective date of the Plan, (iii) the further order of the Bankruptcy Court or (iv) or as otherwise set forth in the Operating Agreement.

7.          Section 2.12 of the Purchase Agreement is restated in its entirety as follows:

“Section 2.12  Bankruptcy Auction Results.  The Parties acknowledge that in accordance with the Bidding Procedures Order (i) this Agreement was subject prior to 5:00 PM (EST) on November 28, 2016 to higher and better offers (the “Bid Deadline”) and a possible auction if other bids were received, (ii) except for the bid incorporated in this Agreement, no bids were received prior to the Bid Deadline, (iii) as contemplated by the Bidding Procedures Order, on November 29, 2016, the Purchaser was declared the Winning Bidder (as defined in the Bidding Procedures), (iv) the provisions of this Agreement are binding on the Sellers and the Purchaser and may not be terminated except in accordance with Section 8.01 (as amended by the Fourth Amendment), and (v) the Sellers and the Purchaser shall use commercially reasonable efforts to effect the Closing in accordance with the provisions hereof.”

8.          Article III of the Purchase Agreement is amended to restate the lead-in paragraph as follows:

“Each of the Sellers hereby jointly and severally represents and warrants to the Purchaser, as of the date hereof and as of the Transfer Date (except for representations and warranties that are made as of a specific date, which are made only as of such date), as follows:”

9.          Section 3.10(f) of the Purchase Agreement is amended to replace “No” in the first sentence with “Except as set forth in Section 3.10(f) of the Sellers’ Disclosure Schedule, no”.

10.        Section 5.03 of the Purchase Agreement is amended to replace the first three instances of “Closing” or “Closing Date”, as applicable, with “Transfer Date”.

11.        A new Section 5.18 is added to the Purchase Agreement reading as follows:

“Section 5.18 Chapter 11 Plan.

(a)        The parties agree that Purchaser has the right to elect, by providing written notice to the Sellers at any time prior to the Closing (the “Chapter 11 Notice”), to direct that the transactions contemplated by this Agreement shall instead be effected pursuant to a plan under chapter 11 of the Bankruptcy Code (the “Plan”), containing (i) terms and provisions that result, on the effective date of such Plan, in substantially the same economic benefits for the Sellers and their estates with respect to the cash portion of the Purchase Price as otherwise contemplated by this Agreement by means of the use of a plan administrator or other mechanism to administer claims and use and distribute available cash, (ii) terms and provisions that result, on the effective date of such Plan, in substantially the same economic and control benefits for Purchaser with respect to the Purchased Assets and the Business, and (iii) such other plan terms and provisions requested by Purchaser, including terms and provisions designed to preserve net operating losses and other tax attributes of Cosi.  In addition the Plan shall contain such provisions set forth in the Operating Agreement and Section 5.18 hereof.

(b)        If a Chapter 11 Notice is provided, the Sellers shall use commercially reasonable efforts to prosecute and obtain confirmation and effectiveness of the Plan.

 (c)       Purchaser shall bear all reasonable, actually incurred, incremental, out-of-pocket costs incurred by the Sellers as a result of electing to proceed with the Plan, including the Sellers’ legal fees and expenses, whether or not such Plan is ultimately concluded.

(d)        At any time prior to the effectiveness of the Plan, Purchaser shall have the right, by providing written notice to the Sellers, to withdraw the Chapter 11 Notice and revert to the transactions contemplated by this Agreement.”

12.        Section 6.01(b) of the Purchase Agreement is amended to delete “after the Sale Hearing and”.

13.        Section 7.01(a)(i) of the Purchase Agreement is amended to replace the first two instances of “Closing Date” with “Transfer Date”.

14.        Section 7.02(a)(i) of the Purchase Agreement is amended to replace the first two instances of “Closing Date” with “Transfer Date”.

15.        Sections 7.02(f), 7.02(n), 8.01(e), 8.01(i), 8.01(j), 8.01(k) 8.02(b) and 8.02(c) of the Purchase Agreement are restated to read “[Reserved].”

16.        A new Section 8.01(n) is added to the Purchase Agreement reading as follows:

“(n)      by the Purchaser by written notice to the Sellers in accordance with Section 5.03.”

17.        A new Section 8.01(o) is added to the Purchase Agreement reading as follows:

“(o)      by the Purchaser, upon the effectiveness of the Plan.”

18.        Article IX.A of the Purchase Agreement is restated in its entirety as follows:

“ARTICLE IX.A
CERTAIN FRANCHISE MATTERS

Section 9.01A  Provisions relating to certain Franchise Agreements.  Notwithstanding anything in this Agreement to the contrary, the following provisions will apply to (i) the Cosi, Inc. Master Development and Franchise Agreement, Territory of Costa Rica (MDFA) (including all addendums, amendments, supplemental written agreements and guarantees relating thereto, the “FC Franchise Agreement”) dated as of March 28, 2012 between Cosi, Inc. and Fast Casual S.A. (“Fast Casual”) and (ii) the International License Agreement (including all amendments, supplemental written agreements and guarantees relating thereto, the “Dubai Franchise Agreement”) in relation to Dubai with Al Tayer Group, LLC (including all related entities, “Al Tayer”):

(a)          On the Closing Date, a portion of the cash component of the Purchase Price equal to $525,000 (the “Dubai Franchise Reserve”) shall be withheld by the Purchaser and placed with a mutually acceptable third party custodian.  On or before December 17, 2017, if Al Tayer has extended the Dubai Franchise Agreement on a long term basis (or a new agreement has been executed with Al Tayer on substantially similar terms as the Dubai Franchise Agreement for the current location or for another location in Dubai) for at least five years on development and ten years on franchise operations, then 100% of the Dubai Franchise Reserve shall be paid to Sellers.  If the Dubai Franchise Agreement is extended on a long term basis (or a new agreement has been executed with Al Tayer on substantially similar terms as the Dubai Franchise Agreement for the current location or for another location in Dubai) but for a shorter time than five years development/ten years franchise operations, then a proportional portion of the Dubai Franchise Reserve shall be paid to Sellers (such proportion to be determined in good faith including appropriate allocation as between development and operations) and the remainder shall be paid to Purchaser or its designee.  If the Dubai Franchise Agreement has not been extended on a long term basis on or before December 17, 2017, then 100% of the Dubai Franchise Reserve shall be paid to Purchaser or its designee.  Purchaser and Sellers shall issue instructions to the third party custodian consistent with the provisions of this Section 9.01A(a).

(b)          If, prior to the Closing Date, Seller resolves the disputes related to the assignment of the Dubai Franchise Agreement on alternative terms acceptable to Seller and Purchaser, then Purchaser shall direct and facilitate the immediate release of the Dubai Franchise Reserve to Seller.

(c)          On the Closing Date, a portion of the cash component of the Purchase Price equal to $975,000 (the “FC Franchise Reserve”) shall be withheld by the Purchaser and placed with a mutually acceptable third party custodian.  On or before December 31, 2017, (1) Sellers shall receive from the FC Franchise Reserve an amount (but not greater than the FC Franchise Reserve) equal to (x) 3.5 times the amount of franchise royalty revenue actually paid by Fast Casual to Purchaser following the Closing Date in respect of revenues for the trailing twelve month period commencing December 1, 2016 and ending November 30, 2017 less (y) any out of pocket expenses incurred by the Purchaser in enforcing its rights under the FC Franchise Agreement and (2) the remainder (if any) of the FC Franchise Reserve shall be paid to Purchaser or its designee.  Purchaser and Sellers shall issue instructions to the third party custodian consistent with the provisions of this Section 9.01A(b).

(d)         Sellers shall indemnify and hold harmless Purchaser and its Affiliates, representatives and agents for any and all costs, claims, expenses, losses and damages caused by any litigation or dispute relating to the FC Franchise Agreement or the assumption or rejection thereof (including any appeals) and the collection of franchise fees (collectively, “FC Costs”).  As security for such indemnity, Purchaser shall withhold on the Closing Date a portion of the cash component of the Purchase Price in an amount to be mutually agreed (based upon a reasonable estimate of the FC Costs to be incurred in connection with any litigation or mediation) by Sellers and Purchaser on or before the Closing Date.  On the one year anniversary of the Closing Date, any remaining amount of such security less a reasonable reserve for outstanding claims or expenses shall be paid to the Sellers.”  Any disputes as to the reasonableness of FC Costs shall be determined by the Bankruptcy Court.

(e)          Purchaser shall consult with and keep Sellers (or a representative of Sellers’ bankruptcy estate) informed of Purchaser’s negotiations with Fast Casual and Al Tayer.  It is the intent of Purchaser and Sellers that in its dealings with Fast Casual and Al Tayer, Purchaser shall work in good faith toward the objective of Fast Casual paying franchise fees in accordance with the FC Franchise Agreement and of Al Tayer extending the Dubai Franchise Agreement on a long term basis.

(f)          If, prior to the Closing Date, Seller resolves the disputes related to the assignment of the FC Franchise Agreement on terms acceptable to Seller and Purchaser, then Purchaser shall direct and facilitate the immediate release of the FC Franchise Reserve to Seller, inclusive of a release of the remaining security for the FC Costs indemnity.  ”

19.        Section 10.01 of the Purchase Agreement is amended to insert “Section 5.18(b)” immediately following “5.16(c)” in the first sentence.

20.        Section 10.02 of the Purchase Agreement is amended to add “, email” after “facsimile”.

21.        Section 10.02(a) of the Purchase Agreement is restated in its entirety as follows”

“(a) if to the Sellers:

Cosi, Inc.
294 Washington Street
Suite 510
Boston, Massachusetts 02108
Attention: Mark Demilio
Email:  mdemilio21@gmail.com

with a copy to:

Mirick, O’Connell, DeMallie & Lougee, LLP
1800 West Park Drive, Suite 400
Westborough, MA 01581
Attention: Joseph H. Baldiga
Facsimile: (508) 983-6232

22.        No Other Amendments.  Except as expressly amended hereby, the Purchase Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect.  This Amendment is limited precisely as written and shall not constitute an amendment to any other term or condition of the Purchase Agreement or any of the documents referred to therein.

23.        Other Miscellaneous Terms.  The provisions of Article X (General Provisions) of the Purchase Agreement shall apply mutatis mutandis to this Amendment, and to the Purchase Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

Signature Pages Follow.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned as of the date first written above.

LIMAB LLC

By:	/s/Andrew Berger
Name:	Andrew Berger
Title:	Manager

Signature Page to Amendment No. 4 to Asset Purchase Agreement

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned as of the date first written above.

COSI, INC.

By:	/s/Patrick Bennett
Name:	Patrick Bennett
Title:	Interim CEO & President

HEARTHSTONE PARTNERS, LLC

By:	/s/Patrick Bennett
Name:	Patrick Bennett
Title:	Interim CEO & President

HEARTHSTONE ASSOCIATES, LLC

By:	/s/Patrick Bennett
Name:	Patrick Bennett
Title:	Interim CEO & President

XANDO COSI MARYLAND, INC.

By:	/s/Patrick Bennett
Name:	Patrick Bennett
Title:	Interim CEO & President

COSI SANDWICH BAR, INC.

By:	/s/Patrick Bennett
Name:	Patrick Bennett
Title:	Interim CEO & President

Signature Page to Amendment No. 4 to Asset Purchase Agreement